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                                                                      EXHIBIT 25
                                                                [CONFORMED COPY]


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM T-1

                              ------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE

              Check if an application to determine eligibility of
                    a Trustee pursuant to Section 305(b)(2)      / /

                               MELLON BANK, N.A.
                               (Name of Trustee)

          25-0659306                                       U.S.
(I.R.S. Employer Identification No.)          (Jurisdiction of incorporation)


                             One Mellon Bank Center
                          Pittsburgh, PA   15258-0001
                    (Address of Principal Executive Office)

                                 ELAINE D. RENN
                            Assistant Vice President
                               MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-4694
           (Name, Address and Telephone Number of Agent for Service)

                             --------------------

            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
                               (Name of Obligor)

                              DISTRICT OF COLUMBIA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-0891669
                      (I.R.S. Employer Identification No.)

                 2201 COOPERATIVE WAY, HERNDON, VIRGINIA  22071
                    (Address of Principal Executive Offices)

                    UNSECURED SUBORDINATED DEBT SECURITIES
                        (Title of Indenture Securities)
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1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
     TRUSTEE --


     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of the Currency                         Washington, D.C.
           Federal Reserve Bank of Cleveland                   Cleveland, Ohio
           Federal Deposit Insurance Corporation               Washington, D.C.


     (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

     Exhibit 1                -    Copy of articles of association of the trustee as now in
                                   effect, filed as Exhibit 1 to trustee's statement of
                                   eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

     Exhibit 2                -    Copy of certificate of the authority of the trustee to commence business, copy of certificate of consolidation with the Union
                                   Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into Mellon
                                   Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

     Exhibit 3                -    Copy of certificate as to authority of the trustee to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No.
                                   33-13020, and incorporated herein by reference.

     Exhibit 4                -    Copy of existing by-laws of the trustee, filed as Exhibit 4 to trustee's statement of eligibility and qualification,
                                   Registration No. 33-46990, and incorporated herein by
                                   reference.

     Exhibit 5                -    Copy of each indenture referred to in Item 4, if the obligor is in default.  Not Applicable.

     Exhibit 6                -    Consent of the trustee required by Section 321(b) of the Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

     Exhibit 7                -    Copy of the latest report of condition of the trustee
                                   transmitted electronically pursuant to law or the requirements of its supervising or examining authority.


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                                   SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 3RD DAY OF NOVEMBER 1995.



                                           MELLON BANK, N.A.
                                           TRUSTEE

                                           By:      Elaine D. Renn
                                               --------------------------
                                                    Elaine D. Renn
                                               Assistant Vice President


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                                   EXHIBIT 7

                              REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                               MELLON BANK, N.A.
                               FOR JUNE 30, 1995

     IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON JUNE 30, 1995; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

      CHARTER NO. 6301                                  NORTHEASTERN DISTRICT

                     STATEMENT OF RESOURCES AND LIABILITIES
                                 (in thousands)

ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin . . . . . . . . . . . . .   $  2,064,905
     Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . .      1,295,128
Securities:
     Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . .      2,916,066
     Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . .      1,903,479
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        375,564
Loans and lease financing receivables:
     Loans and leases, net of unearned income . . . . . . . . . .     $  22,945,571
     LESS:  Allowance for loan and lease losses . . . . . . . . .           392,872
     Loans and leases, net of unearned income, allowance, and reserve . . . . . .     22,552,699
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . .        503,092
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . .        462,332
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         67,075
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . .        248,411
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        849,113
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,339,251

                        TOTAL ASSETS    . . . . . . . . . . . . . . . . . . . . .     34,577,115

LIABILITIES
Deposits:
     In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19,895,046
         Noninterest-bearing  . . . . . . . . . . . . . . . . . .         5,174,886
         Interest-bearing . . . . . . . . . . . . . . . . . . . .        14,720,160
     In foreign offices, Edge and Agreement subsidiaries, and IBFs  . . . . . . .      3,474,360
         Noninterest-bearing  . . . . . . . . . . . . . . . . . .            12,639
         Interest-bearing . . . . . . . . . . . . . . . . . . . .         3,461,721
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . .      3,549,011
     Securities sold under agreements to repurchase . . . . . . . . . . . . . . .        306,661
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . .        800,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        468,684
Other borrowed money:
     With original maturity of one year or less . . . . . . . . . . . . . . . . .      1,395,704
     With original maturity of more than one year . . . . . . . . . . . . . . . .        287,098
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . .          1,227
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . .        248,411
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . .        398,088
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        627,366
                            TOTAL LIABILITIES . . . . . . . . . . . . . . . . . .     31,451,656
EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        167,285
Surplus (exclude all surplus related to preferred stock)  . . . . . . . . . . . .      1,027,567
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . .      1,963,156
Net unrealized holding gains (losses) on available-for-sale securities  . . . . .        (25,447)
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . .         (7,102)
                        TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .      3,125,459
                        TOTAL LIABILITIES, LIMITED-LIFE
                        PREFERRED STOCK, AND EQUITY CAPITAL . . . . . . . . . . .     34,577,115





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         I, Michael K. Hughey, Senior Vice President and Corporate Controller
of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                Michael K. Hughey
                                                   August 8, 1995


         We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                 FRANK V. CAHOUET
                                                   W. KEITH SMITH
                                                 CHARLES A. CORRY





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